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                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings


                                        Three months ended March 31,
                                        ----------------------------
                                             1996          1995
                                          ----------    ----------
Primary
- -------
Earnings from continuing operations     $  8,496,000     6,329,000
Discontinued operations                            -       811,000
                                          ----------    ----------
Net earnings                            $  8,496,000     7,140,000
                                          ==========    ==========
Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the period                             19,821,991    19,714,928
  Assumed exercise of stock
   options                                    49,625       107,672
                                          ----------    ----------
                                          19,871,616    19,822,600
                                          ==========    ==========
Earnings per share:
Earnings from continuing operations     $        .43           .32
Discontinued operations                 $          -           .04
Net earnings                            $        .43           .36


Fully diluted
- -------------
Earnings from continuing operations     $  8,496,000     6,329,000
Discontinued operations                            -       811,000
                                          ----------    ----------
Net earnings                            $  8,496,000     7,140,000
                                          ==========    ==========
Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the period                             19,821,991    19,714,928
  Assumed exercise of stock
   options                                    59,972       141,180
                                          ----------    ----------
                                          19,881,963    19,856,108
                                          ==========    ==========
Earnings per share:
Earnings from continuing operations     $        .43           .32
Discontinued operations                 $          -           .04
Net earnings                            $        .43           .36

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